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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Union Planters Corporation of our report dated January 21, 1999, except as to Note 2 which is as of March 5, 1999, which appears on page 37 of the 1998 Annual Report to Shareholders of Union Planters Corporation, which is incorporated by reference in Union Planters Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PRICEWATERHOUSECOOPERS LLP
Memphis, Tennessee
March 22, 1999